SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AMERICAN FREIGHTWAYS CORPORATION
(Name of Registrant as Specified in Its Charter)

AMERICAN FREIGHTWAYS CORPORATION
(Name of Person(s) Filing Proxy Statement)

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[American Freightways Logo Appears Here]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2000

TO THE SHAREHOLDERS OF AMERICAN FREIGHTWAYS CORPORATION:

The Company cordially invites you to attend the 2000 Annual Meeting of Shareholders of American Freightways Corporation (the "Company"), an Arkansas corporation, to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 20, 2000 at 10:00 a.m., central standard time, for the following purposes:

1.     To elect three (3) directors to the class whose term will expire in 2003.

2.     To consider and act upon such other business as may properly come before the meeting and the adjournment thereof.

Only shareholders of record at the close of business on February 17, 2000 will be entitled to vote at the 2000 Annual Meeting and the adjournment thereof.

The Company's Proxy Statement is submitted herewith. The 1999 Annual Report is being mailed to shareholders together with the mailing of this Notice and Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS /s/ F.S. (Sheridan) Garrison ---------------------------------------------- F.S. (Sheridan) Garrison, Chairman

Harrison, Arkansas
March 14, 2000

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.

[American Freightways Logo Appears Here]

AMERICAN FREIGHTWAYS CORPORATION
2200 Forward Drive
Harrison, Arkansas 72601

____________

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 20, 2000 AND ADJOURNMENT THEREOF

____________

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2000 Annual Meeting of Shareholders to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 20, 2000 at 10:00 a.m., central standard time, and adjournment thereof, is solicited on behalf of the Board of Directors of American Freightways Corporation (the "Company"). Such solicitation is being made primarily by mail, but may also be made in person or by telephone by officers, directors, and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2000 Annual Meeting. A proxy may be revoked at any time before it is used, upon written notice to Will Garrison, Secretary/Treasurer of the Company, by executing a new proxy or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than that referred to in the accompanying Notice of Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed on March 14, 2000 to shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

The outstanding shares of the Company as of February 17, 2000, totaled 32,276,856 shares of common stock, all of one class. At the meeting, each shareholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on February 17, 2000. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for the Board of Directors while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant the proxy authority to vote for all nominees, check the box marked "FOR". If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD". If you wish to withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. By checking the box marked "WITHHOLD" your shares will neither be voted for nor against any director but will be counted for quorum purposes. Broker non-votes are not relevant to the determination of whether the proposal to elect directors has been approved but will be counted for quorum purposes.

Provided that a quorum is present, the affirmative vote of a plurality of shares of common stock represented at the meeting and entitled to vote is required for election of each nominee to the Board of Directors. Shareholders are not entitled to cumulative voting with respect to the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the name, age, term of office as director of the Company, and ownership of the Company's common stock with respect to each member of the Board of Directors, the executive officers of the Company named under the caption "Executive Compensation" and the directors and officers of the Company as a group as of February 17, 2000.
Name -----------------------------------------------	Age -------	Year First Serving As Director ----------------	Shares Owned (b) --------------	Percentage (c) -------------------
F.S. (Sheridan) Garrison	65	1982	10,909,708	32.4%
Tom Garrison (a)	39	1982	264,204	0.8%
Will Garrison	36	1995	111,068	0.3%
Frank Conner (a)	50	1989	*	*
John Paul Hammerschmidt	77	1997	*	*
T.J. Jones (a)	63	1989	*	*
Ken Reeves	52	1989	*	*
William P. Stiritz	65	1999	418,000	1.2%
Doyle Z. Williams	60	1997	*	*
All directors and executive officers (including 14 persons)	-	-	11,873,486	35.3%

__________

(a)     Tom Garrison, Frank Conner and T.J. Jones are nominees for the Board of Directors at the 2000 Annual Meeting.

(b)     Includes shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the record date.

(c)     Percentage based upon 33,630,619 shares of the Company's common stock as of February 17, 2000. Includes 32,276,856 shares outstanding and 1,353,763 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the record date.

*Denotes ownership of less than 1% of the total shares of common stock.

PROPOSAL I

ELECTION OF DIRECTORS

General

The Board of Directors presently consists of nine members divided into three classes, with three directors in each class serving three-year terms (and, in each case, until their respective successors are duly elected and qualified). The terms of the directors in Class I will expire at the 2002 Annual Meeting, the terms of the directors in Class II will expire at the 2000 Annual Meeting and the terms of the directors in Class III will expire at the 2001 Annual Meeting. Messrs. T. Garrison, Conner and Jones are nominees for election at the 2000 Annual Meeting for terms ending in 2003.

A majority of the votes of the common stock cast at the 2000 Annual Meeting (or the adjournment thereof) is required to elect directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

The Board recommends that shareholders vote FOR the election of each nominee. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice.

Certain information for each nominee and each director is set forth below.

Nominees for Election as Class II Directors - Terms Ending in 2003

Tom Garrison has been with American Freightways since 1982 and serves as President, Chief Executive Officer and as a Director. He assumed the responsibility of President on July 1, 1998 and the additional responsibility of Chief Executive Officer on July 1, 1999.

Frank Conner has been the Executive Vice President-Accounting & Finance and Chief Financial Officer since November 1995, and a Director since March 1989. He joined American Freightways in 1994 as Vice President-Special Projects. He previously was the Executive Vice President/General Manager of McKesson Service Merchandising, Harrison, Arkansas. He had been with McKesson Service Merchandising for over fifteen years, including serving as its Chief Financial Officer. Mr. Conner, a CPA, was with the firm of Peat Marwick Mitchel & Co. for seven years prior to his joining McKesson.

T. J. Jones has served on the Board of Directors since March 1989. Mr. Jones helped organize the Company in 1982 and previously served as the Company's Executive Vice President-Operations until retirement in 1994.

Class III Directors - Terms Ending in 2001

F.S. (Sheridan) Garrison founded American Freightways in 1982, serving as its President as well as Chief Executive Officer and Chairman, the latter being the position he currently holds. Mr. Garrison serves his industry as a member of the board of directors of both American Trucking Associations and Arkansas Trucking Association.

Ken Reeves, a Director since March 1989, has been an attorney-at-law in private practice since 1973 in Harrison, Arkansas. Mr. Reeves has served on the Arkansas Supreme Court Committee on Professional Conduct since 1990 and is currently Chairman of the Committee. He is a Director of Regions Bank of Harrison, Arkansas.

Doyle Z. Williams, a Director since November 1997, is the Dean of the Sam M. Walton College of Business Administration and the holder of the Sam M. Walton Leadership Chair at the University of Arkansas. The College houses the Supply Chain Management Research Center, which is involved with transportation and logistics issues. Dr. Williams was the founding Dean of the School of Accounting at the University of Southern California. Prior to that he served as coordinator for the area of accounting at Texas Tech University. He is also a Director of McIlroy Bank & Trust.

Class I Directors - Terms Ending in 2002

Will Garrison has been with American Freightways since 1986 and serves as Secretary/Treasurer, Corporate Vice President, and Chief Operating Officer. He assumed the responsibility of Secretary/Treasurer and Corporate Vice President on July 1, 1998 and the additional responsibility of Chief Operating Officer on July 1, 1999.

John Paul Hammerschmidt has served on the Board of Directors since May 1997. Mr. Hammerschmidt served twenty-six years as the U. S. Representative for the Third District of Arkansas until his retirement in 1993. He was the ranking minority member of the House Transportation Infrastructure Committee and the House Veterans Affairs Committee. He served on various sub-committees and co-authored the Intermodal Surface Transportation Efficiency Act (ISTEA). Mr. Hammerschmidt also serves as a member of the Board of Directors of the following companies: Dillard's Department Stores, Inc., Southwestern Energy Co., First Federal Bancshares of Arkansas, the Metropolitan Washington Airport Authority and Ozark Aircraft Systems.

William P. Stiritz has served on the Board of Directors since April 1999. Mr. Stiritz served Ralston Purina Company for the past thirty-five years, as its Chief Executive Officer from 1981 until 1997 and its Chairman from 1981 until present. Mr. Stiritz also serves as Chairman of the Board of Directors, Chief Executive Officer and President of Agribrands International and Chairman of the Board of Directors of Ralcorp Holdings, Inc. In addition, he serves on the Board of Directors of the following public companies: Angelica Corporation, Ball Corporation, May Department Stores Company, Reinsurance Group of America and Vail Resorts, Inc.

Messrs. Tom and Will Garrison are sons of Mr. F.S. (Sheridan) Garrison. Except for the foregoing, no family relationships exist among any of the persons named above.

Committees

The Company presently does not have a standing nominating committee. The Board of Directors nominates persons for director. The Board will consider suggestions by shareholders for names of nominees as Class III Directors of the Board of Directors for the 2001 Annual Meeting, provided that such suggestions are made in writing and delivered to Mr. Will Garrison, Secretary/Treasurer of the Company, on or before December 20, 2000.

The Company has a standing Compensation Committee composed of Mr. T.J. Jones, Mr. Ken Reeves and Mr. John Paul Hammerschmidt. The Compensation Committee is charged with, among other things, the supervision and administration of the Company's employee benefit plans and the review and approval of the Company's executive officers' salaries, as well as review of the general wage policy of the Company.

The Company has an Audit Committee which is composed of Mr. Ken Reeves, Mr. John Paul Hammerschmidt and Dr. Doyle Z. Williams. The Audit Committee recommends candidates to serve as the Company's auditors, reviews the reports of the Company's auditors and has the authority to investigate the financial and business affairs of the Company.

During the past fiscal year, the Board of Directors met on five occasions, the Compensation Committee met on two occasions and the Audit Committee met on three occasions. Each Director attended at least 75% of the total of such meetings of the Board and committees of the Board on which such Director served.

PRINCIPAL SHAREHOLDERS

As of February 17, 2000, the only shareholders known by the Company to own, directly or indirectly, more than 5% of the Company's common stock, the only class of the Company's capital stock presently outstanding, are reflected in the following table:
Name and Address -------------------------	Number of Shares Beneficially Owned (c) ----------------------	Percent of Total Shares (d) --------------------
F.S. (Sheridan) Garrison (a)	10,909,708	32.4%
Dimensional Fund Advisors (b)	1,956,050	5.8%
Tom Garrison (a)	264,204	0.8%
Will Garrison (a)	111,068	0.3%

__________

(a)   The address of this shareholder is 2200 Forward Drive, Harrison, Arkansas 72601. Amounts shown include shares held under trust or otherwise by or for the benefit of certain immediate family members.

(b)   The address of this shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(c)   Includes shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the record date.

(d)   Percentage based upon 33,630,619 shares of the Company's common stock as of February 17, 2000. Includes 32,276,856 shares outstanding and 1,353,763 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the record date.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows all of the cash compensation paid or to be paid by the Company, as well as certain other compensation paid, to the Chief Executive Officer and the four highest paid executive officers of the Company for such period in all capacities in which they served:

SUMMARY COMPENSATION TABLE
Name and Position -------------------------	Year ------	Annual Compensation (a) ----------------------	Long-Term Compensation ----------------------	All Other Compensation -------------------
		Salary ($) (b) ----------------------	Awards Options/SARs (#) ----------------------	($) (c) ------------------
F.S. (Sheridan) Garrison Chairman	1999 1998 1997	325,000 295,000 270,000	50,000/0 50,000/0 0/0	6,400 6,400 9,125
Tom Garrison President and CEO	1999 1998 1997	282,500 210,000 185,000	30,000/0 20,000/0 20,000/0	4,000 6,400 4,625
Will Garrison COO, Corporate Vice President and Secretary/Treasurer	1999 1998 1997	260,000 210,000 185,000	30,000/0 20,000/0 20,000/0	6,400 6,400 7,000
Pat Reed Executive Vice President Operations	1999 1998 1997	210,000 150,000 121,667	12,000/0 5,000/0 5,000/0	6,400 5,438 844
Frank Conner Executive Vice President Accounting & Finance and CFO	1999 1998 1997	200,000 190,000 180,000	15,000/0 15,000/0 15,000/0	6,400 6,400 6,875

__________

(a)   Does not include the value of perquisites and other benefits where the aggregate value of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named executive.

(b)   Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(c)   Amounts consist solely of Company contributions to executives' accounts under the Company's defined contribution plan.

Director Compensation

Non-employee directors are paid an annual retainer of $24,000 plus $1,000 per board meeting attended and $500 per committee meeting attended or $1,000 per committee meeting if serving as chairman. The Company reimburses all directors for their travel expenses. The Company has adopted a non-employee elected director stock option plan and a non-employee appointed director stock option plan. The plans provide for the automatic granting of 6,000 options to purchase shares of the Company's common stock at the fair market value of such common stock on January 2 of each year or at the date such director was appointed to the Board. The options vest and become exercisable at 33 1/3% per year for three years and may not be exercised later than ten years after the date of grant. During 1999, the Company granted to Mr. John Paul Hammerschmidt, Mr. T. J. Jones, Mr. Ken Reeves and Dr. Doyle Z. Williams options to acquire 6,000 shares of the Company's common stock each at a purchase price of $11.16 per share. Mr. William P. Stiritz was granted options to acquire 6,000 shares of the Company's common stock each at a purchase price of $14.97 per share. Except as indicated above, the Company's officers are not compensated for their services as directors.

Options/Stock Appreciation Right ("SAR") Grants

The following table sets forth information with respect to the named executives concerning options granted in the last fiscal year and their potential realizable value:

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
Name (a) ------------------------------	Individual Grants -------------------------------------------------------------			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (c) -----------------------------
Number of Securities Underlying Options/ SARs Granted (#) --------------		% of Total Options/ SARs Granted to Employees in Fiscal Yr (%) --------------	Exercise or Base Price ($/Sh) (b) -----------	Expiration Date -------------	5% ($) -------	10% ($) ------------
F.S. (Sheridan) Garrison	50,000	7.4	12.69	1/20/09	399,034	1,011,230
Tom Garrison	30,000	4.5	11.16	1/04/09	210,554	533,585
Will Garrison	30,000	4.5	11.16	1/04/09	210,554	533,585
Pat Reed	12,000	1.8	11.16	1/04/09	84,222	213,434
Frank Conner	15,000	2.2	11.16	1/04/09	105,277	266,792

__________

(a)   Options granted in 1999 are exercisable starting 12 months after the grant date with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares vesting and becoming exercisable on each successive anniversary date with full vesting occurring on the fifth anniversary date. Unvested portions of options are forfeited upon termination of employment. Under the terms of the Stock Option Plans, the Board of Directors retains discretion subject to plan limits to modify terms of outstanding options. The options were granted for a term of 10 years subject to earlier termination in certain events related to termination of employment. The options qualify as "incentive stock options" under the Internal Revenue Code, with the exception of the options granted to Mr. F.S. (Sheridan) Garrison.

(b)   The exercise price reflects the fair market value of the underlying shares on the grant date. The exercise price may be paid by delivery of shares, subject to certain conditions and limitations.

(c)   As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.

Option/SAR Exercises and Holdings

The following table sets forth information with respect to the named executives concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES
Name ---------	Shares Acquired on Exercise (#) ----------------	Value Realized ($) (a) -------------------	Number of Securities Underlying Unexercised Options and SARs at FY-End Exercisable/ Unexercisable (#) (b) ---------------------------	Value of Unexercised In-the-Money Options and SARs at FY-End Exercisable/ Unexercisable ($) (c) ---------------------------
F.S. (Sheridan) Garrison	0	0	580,000/100,000	1,627,755/434,920
Tom Garrison	29,000	336,938	3,600/62,800	2,350/332,606
Will Garrison	18,600	214,038	25,200/62,800	100,759/332,606
Pat Reed	2,400	26,213	1,000/19,400	5,188/101,977
Frank Conner	0	0	23,400/40,500	111,710/217,620

__________

(a)   Market price of underlying securities at exercise date, minus exercise or base price of "in the money" options.

(b)   Unexercised options include certain options granted under the Company's 1989 Stock Option Plan which are due to expire May 2001 and February 2002.

(c)   Market value of the Company's common stock at December 31, 1999 was $16.19 per share and was used to calculate the value.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company's Board of Directors consisted of Messrs. T. J. Jones (Chairman), Ken Reeves and John Paul Hammerschmidt. The Compensation Committee is responsible for recommending to the Board of Directors compensation levels for the Company's Executive Officers and the policies that govern the Company's compensation and benefit plans.

The Company's compensation programs consist of base compensation, stock options and contributions to its 401(k) retirement plan. The programs are intended to enable the Company to attract, retain, reward and motivate management required to achieve the Company's corporate objectives.

In reviewing the total compensation of the Company's Executive Officers, the Compensation Committee compares American Freightways' corporate performance with its industry peer group included in the performance graph (see page 11) and a broader more generalized group of similarly sized and geographically located companies. The Compensation Committee then evaluates the current Company performance (in particular revenue growth, operating ratio and net margin), its financial position (in particular debt to equity, current ratio and asset utilization) and its long range goals against contributions made by key employees in current performance and contribution toward achieving future objectives. In dealing with the above factors the Compensation Committee must use some subjectivity in assigning weights to each factor.

In evaluating compensation levels for 2000 the Compensation Committee considered a number of factors relating to the Company's results for 1999. During 1999 the Company realized strong revenue growth and successfully introduced the new "American Flyer" service along with the "American Flyer Guaranteed" and "American Expediter" guaranteed services. These products have better positioned the Company to compete in its markets. As a result of management's efforts, the Company exceeded its 1999 revenue growth goals while achieving improved revenue yield. The Company made substantial progress in achieving its long standing operating margin and net income margin goals of 10% and 5% respectively while maintaining high levels of customer service. The Committee also believes that management's efforts have positioned the Company for continuing growth.

The Committee felt that the 1999 improvements in Company performance along with the positioning of the Company to meet long term goals reflected favorably on the performance of the Company's management.

The annual compensation programs of the Company are weighted heavily towards a base salary. In setting executive base salaries, subject to approval of the Board of Directors, the Committee considers many factors including corporate performance in meeting both long and short term objectives, current market conditions and relative size of the Company. The Compensation Committee places the most weight (over 60%) on corporate performance with other considerations given between 15-20% of the weight. Among other things, the Compensation Committee evaluates the individual's experience, responsibilities, management and leadership abilities and job performance and the necessity of qualifying compensation under Section 162(m) of the Code (which is not currently relevant).

The Company currently has no long term incentive program other than stock option grants. The Compensation Committee is of the view that options more closely align the interests of the Company's executive officers with the interests of its shareholders. The Compensation Committee believes in the longer term the value of the stock will be most directly related to revenue growth and earnings per share.

The base salaries for Mr. F. S. (Sheridan) Garrison, Chairman who also served as CEO through June 30, 1999, and Mr. Tom Garrison, President and also CEO as of July 1, 1999, were determined by evaluating the same factors generally considered for the Company's other executives. The Committee was of the view that in consideration of their contribution to the Company, as well as a comparison of the overall compensation package for the CEO of similar sized companies, their overall compensation is at the low end of the range for their peer group.

The stock option plan for the Chairman is a non-discretionary plan with the number of options granted tied to the annual growth rate in earnings per share. The formula is set in the plan that was approved by the shareholders in the 1999 annual shareholders' meeting. It cannot be materially modified by the Committee or the Board without amending the plan and obtaining shareholder approval.

The Committee believes the compensation package of base salary and stock options has fairly compensated the Company's executives in the past. The overall compensation package is in the mid to low range in comparison to both its industry peers represented in the performance graph (see page 11) and the generalized group of companies. The Committee will continue to review the programs to ensure that the combination of base salary and incentives are fair to the Company and the employees and that the compensation package is related to overall performance of both the employees and the Company in relation to long term objectives of the Company.

The Compensation Committee

     T.J. Jones
     Ken Reeves
     John Paul Hammerschmidt

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, executive compensation was administered by the Compensation Committee comprised of the individuals listed above. Mr. Jones previously served as the Company's Executive Vice Pres ident-Operations until his retirement in 1994.

COMPANY PERFORMANCE

The following graph shows a five year comparison of cumulative total returns for American Freightways, the S&P 500 index and an index of peer companies selected by the Company:

[Performance Graph appears here]
5 YEAR CUMULATIVE TOTAL RETURN SUMMARY
Description ---------------	Starting Basis 1994 -----------	1995 -------	1996 -------	1997 -------	1998 -------	1999 -------
AMERICAN FREIGHWAYS (%)		-47.80	7.23	-11.24	16.77	40.39
AMERICAN FREIGHWAYS ($)	$100.00	$52.20	$55.97	$49.69	$58.02	$81.45
S & P 500 (%)		37.58	22.96	33.36	28.58	21.05
S & P 500 ($)	$100.00	$137.58	$169.17	$225.60	$290.08	$351.12
PEER GROUP ONLY (%)		-15.38	5.24	48.60	-10.41	8.15
PEER GROUP ONLY ($)	$100.00	$84.62	$89.05	$132.33	$118.56	$128.22

__________

(a)   Total return based on $100 initial investment and reinvestment of dividends, if applicable

(b)   Peer group total return based on market capitalization.

        Peer group comprised of nine publicly-traded, less-than-truckload carriers.

The total cumulative return on investments (change in the year-end stock price plus applicable reinvested dividends) for each of the periods for the Company, the peer group and the S&P 500 is based on the stock price or market index at the end of fiscal year 1994.

The above graph compares the Company with that of the S&P 500 and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: Arkansas Best Corporation, Arnold Industries, Inc., CNF Transportation, Inc., Consolidated Freightways, Old Dominion Freight Line, Inc., Roadway Express, USFreightways Corporation, Vitran Corporation, Inc. and Yellow Corporation.

For fiscal year 1999 the following changes were made to the peer group: Vitran Corporation was added to replace Jevic Transportation. Jevic Transportation was deleted from the peer group as a result of its acquisition by Yellow Corporation.

The stock price performance depicted in the above graph is not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

Any transactions between the Company and its officers, directors, principal shareholders or other affiliates will be approved by a majority vote of the Company's disinterested directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company's executive officers, directors and those persons who own more than ten percent of the Company's common stock are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon a review of the copies of such reports filed with the Commission and written representations from the Company's directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been met.

AUDITORS TO BE PRESENT

A representative of Ernst & Young LLP, the Company's auditors for fiscal 1999, is expected to be in attendance at the 2000 Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be included in the Company's proxy statement for the 2001 Annual Meeting should be directed to Mr. Will Garrison, Secretary/Treasurer of the Company, and must be received by the Company on or before December 20, 2000. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

Additionally, any shareholder proposal presented at the 2001 Annual Meeting but not received by the Company on or before January 30, 2001, will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made personally, by written communications or telephone, and may be made by directors and regular employees of the Company.

ADDITIONAL INFORMATION AVAILABLE

Upon written request, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to Mr. Frank Conner, Chief Financial Officer, American Freightways Corporation, 2200 Forward Drive, Harrison, Arkansas 72601.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented to the shareholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.
By Order of the Board of Directors /s/ F.S. (Sheridan) Garrison ---------------------------------------------- F.S. (Sheridan) Garrison, Chairman

March 14, 2000

(FRONT)

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

AMERICAN FREIGHTWAYS CORPORATION

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.
____________________________________ Date
____________________________________ Shareholder sign here	____________________________________ Co-owner sign here

1.   TO ELECT THREE DIRECTORS TO THE CLASS WHOSE TERM WILL EXPIRE IN 2003.

     (01)  Tom Garrison
     (02)  Frank Conner
     (03)  T.J. Jones

     [  ]  FOR
     [  ]  WITHHOLD
     [  ]  FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name in the list above.

2.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and the adjournment thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [  ]

(BACK)

AMERICAN FREIGHTWAYS CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 2000

The undersigned shareholder(s) of American Freightways Corporation (the "Company") hereby appoint F.S. (Sheridan) Garrison and Tom Garrison, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the 2000 Annual Meeting of Shareholders to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 20, 2000 at 10:00 a.m., central standard time, and the adjournment thereof, for the transaction of the business following on the reverse side hereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name(s) appear(s) on reverse. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?
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DO YOU HAVE ANY COMMENTS?
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